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                                                                    Exhibit 10.1

                              COMERICA INCORPORATED
                          1997 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.

The purpose of Comerica's Long-Term Incentive Plan is to align the interests of employees of the Corporation selected to receive awards with those of shareholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, eligible individuals may receive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and Other Stock-Based Awards. Ownership of the Corporation's stock assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation's superior long-term performance. This enhances the value of the Corporation for the benefit of its shareholders.

SECTION 2.  DEFINITIONS.

A. "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B. "Agreement" means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

C. "Award" means an Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Agreement.

D. "Award Recipient" means an Eligible Individual who has received an Award under the Plan.

E. "Beneficiary" means any person(s) designated by an Award Recipient on a beneficiary designation form, or any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient's will or trust agreement or having qualified as a taker of the Award Recipient's property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual's Options or SARs following the Award Recipient's death, the term "Beneficiary" shall include any person in whose favor such Options or SARs are exercised by the person authorized to exercise the Options or SARs.


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F.   "Board" means the Board of Directors of Comerica Incorporated.

G.   "Code" means the Internal Revenue Code of 1986, as amended.

H. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

I. "Corporation" means Comerica Incorporated, a Delaware corporation, and its Affiliates.

J. "Disabled" or "Disability" means "Totally Disabled" within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated (the provisions of which are incorporated herein by reference), or as the Committee shall determine based on information provided to it. However, with respect to the rules relating to Incentive Stock Options, the term "Disabled" shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs.

K. "Eligible Individual" means any employee of the Corporation or any Affiliate who the Committee determines to be an Eligible Individual. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

L.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

M. "Fair Market Value" means the closing price of a Share on the New York Stock Exchange as reported on the Composite Tape; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

N. "Incentive Stock Option" or "ISO" means an Option granted pursuant to the Plan that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an ISO.

O. "Nonqualified Stock Option" or "NQSO" means an Option granted pursuant to the Plan that is not intended to be an Incentive Stock Option.

P.   "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

Q.   "Other Stock-Based Award" means any right granted under Section 6(E) of the


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     Plan.

R. "Performance Award" means any Award made pursuant to Section 6(D) of the Plan.

S. "Performance Measures" means, with respect to each Award, the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period or Restriction Period, as the case may be, as a condition of the holder's receipt of payment with respect to, or retention of, such Award. Such criteria and objectives may include, but shall not be limited to, return on investments, cumulative earnings per share, or return on shareholders' equity. The Performance Measures pertinent to any Award shall be established at the time of the making of such Award and shall be set forth in the Agreement covering such Award, but may be revised by the Committee thereafter if and whenever its members determine that, in light of events occurring or circumstances arising after the date such Award is made, such revision is necessary or appropriate to afford the recipient benefits substantially similar to those originally intended with respect to such Award.

T. "Performance Period" means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established on or before the time of the making of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

U.   "Plan" means the Comerica Incorporated 1997 Long-Term Incentive Plan.

V. "Restriction Period" means the period designated by the Committee during which Shares of Restricted Stock remain forfeitable.

W. "Restricted Stock Award" means an award of Shares pursuant to Section 6(C) of the Plan subject to such restrictions as may be imposed by the Committee. Shares of restricted stock shall constitute issued and outstanding Shares for all corporate purposes.

X. "Retirement" means retirement in accordance with the policies of the Corporation or Affiliate which employs the Award Recipient.

Y. "Shares" means shares of Common Stock, $5.00 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

Z. "Stock Appreciation Right" or "SAR" means a right granted under Section 6(B) of the Plan.

AA. "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to an Award arises.


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SECTION 3.  STOCK SUBJECT TO THE PLAN.

Shares which may be issued pursuant to Awards under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Corporation's Treasury, Shares purchased in the open market or in private transactions or any combination of the foregoing. Subject to adjustment as provided in Section 8, as of the first day of each calendar year during which the Plan remains in effect, there shall be reserved for issuance for the purpose of Awards under the Plan that number of Shares which equals 1.6 percent of the Shares that were outstanding (including, for this purpose, any treasury shares) as of the close of business on the preceding December 31st. Not more than 49% of the Shares available for Awards each calendar year may be utilized for Awards other than Options. Shares reserved for issuance in any calendar year may only be utilized in connection with Awards made during the year in which they first become available, and may not be carried forward and utilized for the purpose of making Awards in future years. However, Shares covered by Awards which are canceled or forfeited may be reutilized to make Awards. Not more than 2,000,000 Shares (subject to adjustment as provided in Section 8) shall be available for issuance pursuant to the exercise of Incentive Stock Options. The maximum number of Shares which may become subject to Awards to any Eligible Individual during any calendar year shall be the lesser of (i) 10% of the Shares available for Awards during such calendar year, or (ii) 200,000 Shares.

SECTION 4.  ADMINISTRATION.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select Eligible Individuals, to make Awards, to determine the type, size, terms and timing of Awards (which need not be uniform), to accelerate the vesting of awards for any reason, including the occurrence of a change in control of the Corporation or the termination of an Award Recipient's employment, to permit or prohibit the transfer of Awards, and to prescribe the form of the Agreements governing Awards. The Committee may cancel all or any portion of any Award as a consequence of which the Award Recipient shall forfeit the renumeration attributable to such cancelled Award or portion thereof if, in its sole discretion, the Committee determines that the Award Recipient has engaged in conduct detrimental to the Corporation.

The Committee may interpret the Plan and the Agreements entered into pursuant to the Plan, establish, amend and rescind rules and regulations relating to the Plan, make any other determinations it believes necessary or advisable in connection with the administration of the Plan, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent the Committee deems appropriate.

Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its


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members.  A majority of the members of the Committee shall constitute a quorum.
All Committee determinations shall be final, conclusive and binding on the Corporation, any Award Recipient, Beneficiary or other interested party.

The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action or omission in connection with the Plan, except for his or her own willful misconduct.

SECTION 5.  ELIGIBILITY.

Awards may only be made to Eligible Individuals. No member of the Committee shall be eligible to receive an Award under the Plan.

SECTION 6.  AWARDS.

A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

     1. Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, and such purchase price may not be decreased during the term of the Option other than pursuant to
          Section 8.

     2.   Option Term.  The term of each Option shall be fixed by the Committee.

     3. Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. Any form of "cashless" exercise of an Option which is legally permissible may be utilized under the Plan in connection with the exercise of an Option.

     4.   Employment Status.

          a. In General. Except as otherwise provided herein, any Option must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate.

          b. Retirement. Upon the Retirement of the Award Recipient, any Option held by such individual shall continue to be exercisable, provided the


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               term of the Option has not otherwise expired, for a period of three years subsequent to the date of the Award Recipient's Retirement (or, in the case of any ISO held by an optionee who is not Disabled, for a period of three months subsequent to such retirement date).

          c. Disability. Upon the cessation of the Award Recipient's employment due to Disability, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of three years subsequent to the date of cessation of the Award Recipient's employment (or, in the case of any ISO held by an optionee who is Disabled, for a period of one year subsequent to such cessation date).

          d. Termination of Employment. Upon the cessation of the Award Recipient's employment for any reason other than Retirement, Disability or death, any Option held by such individual shall continue to be exercisable, provided the term of the Option has not otherwise expired, for a period of ninety days after the date of termination of the Award Recipient's employment.

          e. Death. Upon the Award Recipient's death (whether during his or her employment with the Corporation or an Affiliate or during any applicable post-termination exercise period), any Option held by such individual shall continue to be exercisable by the Beneficiary(ies) of the decedent, provided the term of the Option (as such term may have been shortened due to the Award Recipient's Retirement, Disability or termination of employment for any other reason) has not otherwise expired, for a period of one year after the date of the Award Recipient's death (or, in the case of ISOs, for a period of three months after the Award Recipient's death).

          f. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the term of the Option as originally established (or, insofar as this paragraph relates to SARs, the term of the SAR as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.


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     5.   Reload Options.  With respect to Options granted pursuant to this
          Plan, the Committee may grant "reload" options pursuant to which grant the Award Recipient will receive a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares already owned by the Award Recipient pursuant to Section 6(A)(3) hereof, and/or when Shares are tendered or forfeited as payment of the amount required to be withheld under applicable income tax laws in connection with the exercise of an Option. Any such new Option shall be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares tendered or forfeited to satisfy the purchase price upon the exercise of the previously-granted Option to which such "reload" option relates, and (B) the number of Shares tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. Such "reload" Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the Shares covered by such Option.

B. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the grant price, term, manner of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be those determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Except as otherwise provided herein, any SAR must be exercised during the period of the Award Recipient's employment with the Corporation or Affiliate. The provisions of Section 6(A)(4)(b)-(f) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient's Retirement, Disability, death or other termination of employment.

C. Restricted Stock. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

     1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a


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          Share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. In the event a Restricted Stock Award is made subject to restrictions which are not performance-related, the minimum Restriction Period shall be three years.

     2. Stock Certificates. Shares of restricted stock under the Plan shall be evidenced by issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of restricted stock under the Plan may be recorded in book entry form.

     3. Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of an Award Recipient's employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of restricted stock shall be forfeited and reacquired by the Corporation. However, in such circumstances, the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D. Performance Awards. The Committee may grant Performance Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a payment upon the attainment of Performance Measures during any Performance Period the Committee may establish. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

E. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this subsection and subject to such additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan;


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     provided, however, that such grants must comply with applicable law.

F. General. Except as otherwise specified herein, the following provisions shall relate to Awards under the Plan:

     1. Consideration for Awards. Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law.

     2. Separate or Tandem Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, in fulfillment of, or in substitution for, any other Award or any award made under any plan of the Company or any Affiliate other than this Plan. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards made under any such other plan of the Corporation or any Affiliate may be made either at the same time as, or at a different time from, the making of such other Awards or awards.

     3. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or an a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     4. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient's lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

     5. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.


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     6.   Securities Law Restrictions.   All certificates for Shares or other
          securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     7. Limitation on Awards. The maximum amount of compensation payable with respect to any Award to any Eligible Officer under the Plan which is settled in cash will not exceed $2,500,000 for any calendar year.

SECTION 7.  WITHHOLDING OF TAXES.

The Corporation will, if required by applicable law, withhold Federal, state and/or local taxes in connection with the exercise or vesting of an Award. Unless otherwise provided in the applicable Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award.

SECTION 8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event the number of outstanding Shares changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, and the number or kind of shares subject to, or the exercise price per share under, any outstanding Award, shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustment of any Award or Shares issuable pursuant thereto, or in any Performance Measures relating to any Award, so that the value of the interest of the individual shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be conclusive and binding.

SECTION 9.  AMENDMENT AND TERMINATION.


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The Committee may amend, modify or terminate the Plan, at any time, in such respects as it shall deem advisable. Any such amendment, modification or termination of the Plan shall not, without the consent of any Award Recipient, adversely affect his or her rights under an Award previously made.

SECTION 10.  MISCELLANEOUS PROVISIONS.

A. No employee or other person shall have any claim or right to receive an Award under the Plan.

B. Receipt of an Award shall not confer upon the Award Recipient any rights of a shareholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

C. The Plan, the making and exercise of Awards thereunder, and the obligations of the Corporation to satisfy Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the Committee may impose any additional restrictions with respect to Awards in order to comply with any legal requirements applicable to Awards or to qualify for any exemption it may deem appropriate.

D.   The expenses of the Plan shall be borne by the Corporation.

E. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation.

F. Awards under the Plan shall be binding upon the Corporation, its successors, and assigns.

G. Nothing in the Plan, or in any Agreement entered into pursuant to the Plan, shall confer on an Award Recipient any right to continue in the employ of the Corporation or any Affiliate, or in any way affect the Corporation's (or such Affiliate's) right to terminate the individual's employment without prior notice, at any time, for any reason or for no reason.

H. Participation in the Plan shall not affect an individual's eligibility to participate in any other benefit or incentive plan of the Corporation.

I. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

J. The Plan shall be submitted to the shareholders of the Corporation for their


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

     approval on May 16, 1997, or on such other date as may be fixed for the next meeting of shareholders, and shall become effective upon such approval and thereafter continue until terminated by the Committee.

K. Except to the extent superseded by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.


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